UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As previously announced, on October 3, 2016 Cardtronics Holdings Limited, a private company incorporated under English law (“Holdings”) and a wholly owned subsidiary of Cardtronics plc (the “Company”), entered into an arrangement agreement (the “Arrangement Agreement’) with DirectCash Payments Inc., a corporation organized under the laws of the Province of Alberta (“DCP”), providing for the acquisition of DCP by Holdings (the “Acquisition”), which will be effected through a newly formed wholly-owned subsidiary of Holdings. A copy of the Arrangement Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

In addition, on October 3, 2016 the Company posted to its website certain information regarding the Acquisition. A copy of the information is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)             Exhibits

Exhibit Number	Description

2.1*	Arrangement Agreement, dated October 3, 2016, by and between Cardtronics Holdings Limited and DirectCash Payments Inc.

99.1	Cardtronics to Acquire DirectCash Payments

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics plc
Date: October 7, 2016
	By:	/s/ Edward H. West
	Name:	Edward H. West
	Title:	Chief Financial Officer and Chief Operations Officer

EXHIBIT INDEX

2.1*	Arrangement Agreement, dated October 3, 2016, by and between Cardtronics Holdings Limited and DirectCash Payments Inc.

99.1	Cardtronics to Acquire DirectCash Payments

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.